UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 6, 2020
Harley-Davidson, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-9183	39-1382325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3700 West Juneau Avenue, Milwaukee, Wisconsin 53208
(Address of principal executive offices, including zip code)
(414) 342-4680
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
COMMON STOCK, $0.01 par value per share	HOG	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective April 6, 2020, the Board of Directors (the “Board”) of Harley-Davidson, Inc. (“Harley-Davidson”) approved amended and restated By-laws (the "Amended By-laws"), amending Sections 1.03, 1.04 and 1.06, to allow Harley-Davidson to hold meetings of its shareholders solely by means of remote communication as authorized under the Section 180.0709 of the Wisconsin Business Corporation Law. The Amended By-laws also make certain related clarifying and conforming changes.

The foregoing summary is qualified in its entirety by reference to the full text of the Amended By-laws, which are attached hereto as Exhibit 3.1 (unmarked version) and Exhibit 3.2 (marked version), and are incorporated herein by reference.

Item 9.01(d) Financial Statements and Exhibits.
EXHIBIT INDEX
Exhibit 3.1 Harley-Davidson, Inc. By-laws, as amended through April 6, 2020 (unmarked)
Exhibit 3.2 Harley-Davidson, Inc. By-laws, as amended through April 6, 2020 (marked)
Exhibit 104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON, INC.

Date: April 8, 2020	By:	/s/ Paul J. Krause
Paul J. Krause
Secretary